Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-109091 on Form S-3 of PTEK Holdings, Inc. of our report dated March 27, 2003 relating to the financial statements, which appears in PTEK Holdings, Inc.’s Annual Report on Form 10-K/A as amended by Amendment No. 2 for the year ended December 31, 2002. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/    PricewaterhouseCoopers LLP

Atlanta, Georgia

February 3, 2004